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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Diomed Holdings, Inc.
Andover, MA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 2003, relating to the consolidated financial statements of Diomed Holdings, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman, LLP
Boston, MA

December 5, 2003